SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 1997


                      ANGELES PARTICIPATING MORTGAGE TRUST
             (Exact name of registrant as specified in its charter)


       California                    1-10150                95-6881527
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
     of incorporation)                                  Identification No.)


             Three Pickwick Plaza - Suite 250
                    Greenwich, CT                              06380
          (Address of principal executive offices)          (Zip Code)




Copy to:    Jay Sugarman                               James B. Carlson
            Angeles Participating Mortgage Trust       Mayer, Brown & Platt
            Three Pickwick Plaza, Suite 250            1675 Broadway
            Greenwich, CT 06380                        New York, NY  10019

Registrant's telephone number, including area code: (203) 861-2000


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant.

         Effective December 19, 1997, the registrant has dismissed Deloitte & Touche L.L.C. ("Deloitte & Touche") as the registrant's independent accountant, and has retained Price Waterhouse L.L.C. ("Price Waterhouse") as the new independent accountant for the registrant. The registrant has reached a preliminary agreement in principle to acquire over $1 billion in assets from Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") and Starwood Opportunity Fund IV, L.P. ("SOFI IV"). Price Waterhouse is the independent accountant to both Starwood Mezzanine and SOFI IV. The change was implemented solely as a result of Price Waterhouse's familiarity with the assets that will be contributed to the registrant by Starwood Mezzanine and SOFI IV. Deloitte & Touche's reports on the registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The change of accountants was duly approved by both the audit committee of the registrant and the board of trustees of the registrant. During the registrant's two most recent fiscal years and subsequent interim period through the date of dismissal there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ANGELES PARTICIPATING MORTGAGE TRUST
                                  (Registrant)


Date: December 19, 1997           By: /s/ Jay Sugarman
                                      ------------------------------
                                     Name:  Jay Sugarman
                                     Title: President & Chief Executive Officer